SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

                Delaware                                 38-0549190
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

                                The American Road
                          Dearborn, Michigan 48121-1899
               (Address of principal executive offices) (Zip Code)

                                   ___________

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                                   ___________

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum         Proposed maximum         Amount of
 Title of securities to   Amount to be registered    offering price per       aggregate offering      registration
     be registered                                       obligation                 price**                fee
------------------------- ------------------------ ------------------------ ------------------------ ----------------
 Deferred Compensation
      Obligations*             $100,000,000                 100%                 $100,000,000          $29,500.00
------------------------- ------------------------ ------------------------ ------------------------ ================

* The Deferred Compensation Obligations are unsecured obligations of Ford Motor Company to pay deferred compensation in the future in accordance with the terms of the Ford Motor Company Deferred Compensation Plan.
**  Estimated solely for the purpose of determining the registration fee.

==============================================================================

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN

                             ______________________

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The contents of Registration Statement Nos. 333-20725 and 33-62227 are incorporated herein by reference.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

     (c) The description of Ford's Common Stock contained in registration statement no. 33-43085 filed by Ford under the Securities Act of 1933 (the "1933 Act").

     All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 8. Exhibits.

Exhibit 4.1   -      Ford Motor Company Deferred Compensation Plan.  Filed as Exhibit 4.1  to
                     Registration Statement No. 33-62227 and incorporated herein by reference.

Exhibit 4.2   -      Amendment to Ford Motor Company Deferred Compensation Plan, effective October 1,
                     1995. Filed as Exhibit 10-T-1 to the Registrant's Annual Report on Form 10-K for
                     the year ended December 31, 1995.

Exhibit 4.3   -      Amendment to Ford Motor Company Deferred Compensation Plan, effective October 1,
                     1996. Filed as Exhibit 4.3 to Registration Statement No. 333-20725 and
                     incorporated herein by reference.

                                        -3-

Exhibit 4.4   -      Amendment to Ford Motor Company Deferred Compensation Plan, effective as of
                     October 1, 1997.  Filed with this Registration Statement.

Exhibit 4.5   -      Amendment to Ford Motor Company Deferred Compensation Plan, effective as of
                     January 1, 1998.  Filed with this Registration Statement

Exhibit 5.1   -      Opinion of Peter Sherry, Jr., an Assistant Secretary and Counsel of Ford Motor
                     Company, with respect to the legality of the securities being registered hereunder.  Filed with this Registration Statement.

Exhibit 5.2   -      Opinion of J. Gordon  Christy, an Attorney of Ford Motor Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974.
                     Filed with this Registration Statement.

Exhibit 15    -      Letter from Independent Certified Public Accountants regarding unaudited interim financial information.  Filed with this Registration Statement.

Exhibit 23    -      Consent of Independent Certified Public Accountants.  Filed with this
                     Registration Statement.

Exhibit 24.1  -      Powers of Attorney  authorizing  signature.  Filed as Exhibit 24.1 to Registration
                     Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.3  -      Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as Exhibit 24.2 to Registration Statement No. 333-27993
                     and incorporated herein by reference.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 11th day of March, 1998.

                                     FORD MOTOR COMPANY

                                     By:   Alex Trotman*
                                        ------------------------------------
                                          (Alex Trotman)
                                          Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                            Title                             Date
     ---------                            -----                             ----
                               Director and Chairman of the
                               Board of Directors, President
                               and Chief Executive Officer
Alex Trotman*                  (principal executive officer)          March 11, 1998
--------------------------
(Alex Trotman)



Michael D. Dingman*            Director                               March 11, 1998
--------------------------
(Michael D. Dingman)


                               Director, Vice President-Ford
                               and President and Chief
                               Operating Officer,
Edsel B. Ford II*              Ford Motor Credit Company              March 11, 1998
--------------------------
(Edsel B. Ford II)



William Clay Ford*             Director                               March 11, 1998
--------------------------
(William Clay Ford)


                               Director and Chairman
William Clay Ford, Jr.*        of the Finance Committee               March 11, 1998
--------------------------
(William Clay Ford, Jr.)


                                        -6-


     Signature                            Title                             Date
     ---------                            -----                             ----


Irvine O. Hockaday, Jr.*       Director                               March 11, 1998
---------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*            Director                               March 11, 1998
---------------------------
Marie-Josee Kravis)



Ellen R. Marram*               Director                               March 11, 1998
---------------------------
(Ellen R. Marram)



Homer A. Neal*                 Director                               March 11, 1998
---------------------------
(Homer A. Neal)



Carl E. Reichardt*             Director                               March 11, 1998
---------------------------
(Carl E. Reichardt)



John L. Thornton*              Director                               March 11, 1998
---------------------------
(John L. Thornton)


                               Executive Vice President
                               and Chief Financial Officer
John M. Devine*                (principal financial officer)          March 11, 1998
---------------------------
(John M. Devine)


                               Corporate Controller
William J. Cosgrove*           (principal accounting officer)         March 11, 1998
---------------------------
(William J. Cosgrove)



*By:/s/ K. S. Lamping
    -----------------------
      (K. S. Lamping,
      Attorney-in-Fact)

                                  EXHIBIT INDEX

                                                                                                  Sequential Page
                                                                                                  at Which Found
                                                                                                  (or Incorporated
                                                                                                   by Reference)

Exhibit 4.1    -    Ford Motor Company Deferred Compensation Plan. Filed as Exhibit
                    4.1 to Registration Statement No. 33-62227 and incorporated herein by reference.

Exhibit 4.2    -    Amendment to Ford Motor Company Deferred Compensation Plan, effective
                    October 1, 1995. Filed as Exhibit 10-T-1 to the Registrant's Annual
                    Report on Form 10-K for the year ended December 31, 1995.

Exhibit 4.3    -    Amendment to Ford Motor Company Deferred Compensation Plan,
                    effective October 1, 1996.  Filed as Exhibit 4.3 to Registration
                    Statement No. 333-20725 and incorporated herein by reference.

Exhibit 4.4    -    Amendment to Ford Motor Company Deferred Compensation Plan,
                    effective as of October 1, 1997.  Filed with this Registration
                    Statement.

Exhibit 4.5    -    Amendment to Ford Motor Company Deferred Compensation Plan,
                    effective as of January 1, 1998.  Filed with this Registration
                    Statement.

Exhibit 5.1    -    Opinion of Peter  Sherry,  Jr., an Assistant Secretary and Counsel
                    of Ford Motor Company, with respect to the legality of the
                    securities being registered hereunder. Filed   with this
                    Registration Statement.

Exhibit 5.2    -    Opinion of J. Gordon Christy, an Attorney of Ford Motor  Company,
                    with respect to compliance requirements of the Employee
                    Retirement Income  Security Act of 1974. Filed with this
                    Registration Statement.

Exhibit 15     -    Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1   -    Powers of Attorney authorizing signature. Filed as Exhibit
                    24.1 to Registration Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.3   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration
                    Statement No. 333-27993 and incorporated herein by reference.
